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                                                                     EXHIBIT 3.1

                           FOURTH AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                           ARENA PHARMACEUTICALS, INC.



        ARENA PHARMACEUTICALS, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        1. The original name of this corporation is Arena Pharmaceuticals, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is April 14, 1997. The Certificate of Incorporation was amended and restated on June 26, 1997, November 26, 1997 and January 29, 1999;

        2. This Fourth Amended and Restated Certificate of Incorporation restates and amends the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date. This Fourth Amended and restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Company in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law;

        3. The Third Amended and Restated Certificate of Incorporation of this corporation as amended to date is hereby amended and restated in its entirety to read as follows:


                                   ARTICLE I.

        The name of the corporation is Arena Pharmaceuticals, Inc. (the "Corporation").

                                   ARTICLE II.

        The address of the registered office of the Corporation in the State of Delaware is:

                             Corporation Service Company
                             1013 Centre Road
                             Wilmington, DE  19805
                             County of New Castle

        The name of the Corporation's registered agent at said address is the Corporation Service Company.

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                                  ARTICLE III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Seventy Five Million, (75,000,000) shares, Sixty-Seven Million Five Hundred Thousand (67,500,000) shares of which shall be Common Stock (the "Common Stock") and Seven Million, Five Hundred Thousand, (7,500,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of $.0001 per share and the Common Stock shall have a par value of $.0001 per share.

        B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation.

        C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V.

        The Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary.

        The Company shall to the fullest extent permitted by the Delaware General Corporation Law advance all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Company, with respect to any one or more actions, suits or proceedings,


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whether civil, criminal, administrative or investigative, so long as the Company receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company under the Delaware General Corporation Law. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and crossclaims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Company shall have the right to approve the party making such undertaking.

        The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified or entitled to advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE VI.

        A. A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        B. Any repeal or modification of this Article IV shall only be prospective and shall not effect the rights under this Article IV in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.


                                  ARTICLE VII.

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:


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        A. The management of the business and the conduct of the affairs of the
Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

        C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.


        4. This Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

                                      * * *


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        IN WITNESS WHEREOF, Arena Pharmaceuticals, Inc. has caused this Fourth
Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary on July __, 2000.

                                            ARENA PHARMACEUTICALS, INC.



By:________________________________
Jack Lief,
President and Chief Executive Officer



By:_________________________________
Richard P. Burgoon, Jr.,
Senior Vice President, Operations
General Counsel and Secretary


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